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EXHIBIT 3.19

CHARTER
OF
HEMOPHILIA ACCESS, INC.

        The undersigned natural person or persons, having capacity to contract and acting as the incorporator of a corporation under the Tennessee General Corporation Act, adopts the following charter for such corporation:

          1.     The name of the corporation is Hemophilia Access, Inc.

          2.     The duration of the corporation is perpetual.

          3.     The address of the corporation is 9857 Clovercroft Road, Nolensville, Tennessee 37135, County of Davidson.

          4.     The corporation is for profit.

          5.     The purpose or purposes for which the corporation is organized are:

            (a)   Generally deal in and with, at wholesale and retail, as principal, and as special and general agent, representative, broker, factor, distributor, or advisor, goods, services and commodities of all kinds related to or associated with health services to persons with hemophilia and others, specifically including blood-clotting factor.

            (b)   Any other lawful purpose allowed by the General Corporation Act of the State of Tennessee.

          6.     The maximum number of share which the corporation shall have the authority to issue is One Thousand (1,000) with One Dollar ($1.00) par value.

          7.     The corporation will not commence business until consideration of One Thousand and no/100 Dollars ($1,000.00) has been received for the issuance of shares.

          8.     The officers of the corporation shall consist of a president and secretary-treasurer and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary-treasurer.

Dated: February 2, 1994

/s/ JACK W. DERRYBERRY, JR. Jack W. Derryberry, Jr. Incorporator

STATEMENT DESIGNATING REGISTERED OFFICE
AND REGISTERED AGENT
OF
HEMOPHILIA ACCESS, INC.

TO THE SECRETARY OF STATE OF TENNESSEE

        Pursuant to the provisions of Section 48-11-304(c) of the Tennessee Business Corporation Act, the undersigned corporation hereby designates its registered office and registered agent to be as follows:

          1.     The street address and zip code of the corporation's registered office is:

      Suite 1720, Parkway Towers
      404 James Robertson Parkway
      Nashville, TN 37219

          2.     The corporation's registered office is located in Davidson County, Tennessee.

          3.     The name of corporation's registered agent is:

      Jack W. Derryberry, Jr., Attorney
      Suite 1720, Parkway Towers
      404 James Robertson Parkway
      Nashville, Tennessee 37219
      Tel. (615) 244-0554

Dated: February 2, 1994

HEMOPHILIA ACCESS, INC.
By:	/s/ JACK W. DERRYBERRY, JR. Jack W. Derryberry, Jr. Incorporator

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CHARTER OF HEMOPHILIA ACCESS, INC.
STATEMENT DESIGNATING REGISTERED OFFICE AND REGISTERED AGENT OF HEMOPHILIA ACCESS, INC.